Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of our report dated March 27, 2007, relating to the consolidated financial statements of NeoStem, Inc., formerly known as Phase III Medical, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.



/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
May 24, 2007